Exhibit 4.1

CERT. #	CLASS	NUMBER of SHARES	DATE of ISSUE

THIS CERTIFIES THAT

Of                                                                                                                                           is the registered holder

of	Shares,

in the Capital of

PUPPY ZONE ENTERPRISES, INC.

CAPITAL STOCK: 100,000,000 shares at $0.001 par value; paid and non-assessable

INCORPORATED IN THE STATE OF NEVADA

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officer(s) and its Corporate Seal to be hereunto affixed this ___ day of __________.

President

D/ljm/332630.1

The undersigned, for valuable consideration received, hereby transfers to

(transferee)

(number and class)

share(s) in the authorized capital of the within Corporation to hold unto the transferee, his heirs, administrators and assigns, subject to the Bylaws of the Corporation.

DATE

SIGNATURE

WITNESS

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